Exhibit 3.1
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
INFOGROUP INC. WITH AND INTO
INFOUSA INC.
     Pursuant to Section 253 of the General Corporation Law of the State of Delaware:
     infoUSA Inc., a Delaware corporation (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of infoGroup Inc., a Delaware corporation (the “Subsidiary”), with and into the Corporation, with the Corporation remaining as the surviving corporation.
     1. The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Subsidiary is incorporated pursuant to the DGCL.
     2. The Corporation owns all of the outstanding shares of each class of capital stock of the Subsidiary.
     3. The Board of Directors of the Corporation, by Resolutions duly adopted on May 30, 2008 (the “Resolutions”) determined (i) to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL and (ii) effective upon the Merger, to change Corporation’s name to “infoGROUP Inc.” A certified copy of the Resolutions is attached to, and incorporated into, this Certificate of Ownership and Merger as Exhibit A.
     4. The Corporation shall be the surviving corporation of the Merger. The name of the Corporation shall be amended in the Merger to be “infoGROUP Inc.”
     5. The Certificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be amended by changing the First Article so that, as amended, said First Article shall be and read as follows:
     “FIRST: The name of the Corporation is infoGROUP Inc.”
     The Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of the Corporation.
     6. This Certificate of Ownership and Merger and the Merger shall become effective at 12:01 a.m. on June 1, 2008.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 30th day of May, 2008.

INFOUSA INC.
/s/	John H. Longwell
John H. Longwell, Secretary

EXHIBIT A
INFOUSA INC.
RESOLUTIONS
     The undersigned certifies that he is the duly qualified, appointed and acting Secretary of infoUSA Inc., a Delaware corporation (the “Corporation”), and that on May 30, 2008, the Board of Directors adopted the following resolutions and the following resolutions have not since been amended or rescinded, and are in full force and effect as of the date hereof:
     WHEREAS, this Board deems it advisable and in the best interests of the Corporation to change its corporate name to infoGROUP Inc. by effecting a merger between a newly-formed Delaware corporation that is a wholly-owned subsidiary of the Corporation (the “Subsidiary”) and the Corporation.
NOW THEREFORE BE IT RESOLVED, that, pursuant to Section 253 of the General Corporation Law of the State of Delaware, the Corporation shall merge (the “Merger”) with the Subsidiary with the Corporation being the surviving corporation of such Merger;
RESOLVED FURTHER, that it is intended that the Merger qualify as a tax-free reorganization under Section 368 (a)(1)(F) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368;
RESOLVED FURTHER, that the effective time of the Merger shall be as stated in the Certificate of Ownership and Merger of the Subsidiary with and into the Corporation, filed with the office of the Secretary of State of the State of Delaware (the “Effective Time”);
RESOLVED FURTHER, that at the Effective Time, (i) the Corporation shall assume all of the Subsidiary’s liabilities and obligations, (ii) the identity, existence, rights, privileges, powers, franchises, properties and assets of the Corporation shall continue unaffected and unimpaired by the Merger, and (iii) the identity and separate existence of the Subsidiary shall cease, and all of the rights, privileges, powers, franchises, properties and assets of the Subsidiary shall be vested in the Corporation;
RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Corporation shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Corporation, held by the person who was the holder of such share of capital stock of the Corporation immediately prior to the Merger;
RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof;

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RESOLVED FURTHER, that, at the Effective Time, the First Article of the Certificate of Incorporation of the Corporation shall be amended in its entirety to read as follows:
“FIRST: The name of the Corporation is infoGROUP Inc.”
RESOLVED FURTHER, that, effective immediately following the Effective Time, the By-laws of the Corporation shall be amended by deleting the name “American Business Information, Inc.” from the heading thereof and substituting therefor the name “infoGROUP Inc.”;

RESOLVED FURTHER, that each officer of the Corporation is authorized (i) to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of adoption thereof, and, in the discretion of such officer, specifying therein an Effective Time subsequent to the filing thereof and (ii) to file the same in the office of the Secretary of State of the State of Delaware;

RESOLVED FURTHER, that in connection with changing the Corporation’s name, each officer of the Corporation is authorized, in the name and on behalf of the Corporation, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in the officer’s judgment, be required or advisable.

RESOLVED FURTHER, that, after the Effective Time, each officer of the Corporation is hereby authorized, in the name and on behalf of the Corporation, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary or desirable, with the NASDAQ and if such officer determines it required or advisable, any other exchanges on which the Corporation has listed securities, to reflect the change in the Corporation’s name;

RESOLVED FURTHER, that, after the Effective Time, each officer of the Corporation is hereby authorized, in the name and on behalf of the Corporation, to apply to, and to take such steps and to execute such documents as may be required or desirable to, change the name in which the Corporation is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Corporation’s name;

RESOLVED FURTHER, that each officer of the Corporation is hereby authorized, in the name and on behalf of the Corporation, to prepare, execute and file such documents, and to take such steps, as may be necessary or desirable, to reflect the change in the Corporation’s name;

RESOLVED FURTHER, that all actions to be taken or heretofore taken by any officer or agent of the Corporation in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects;

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RESOLVED FURTHER, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Corporation; and

RESOLVED FURTHER, that each officer of the Corporation is authorized to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate, in the officer’s judgment, to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.
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     IN WITNESS WHEREOF, I have executed this certificate as of the 30th day of May, 2008.

INFOUSA INC.
/s/	John H. Longwell
John H. Longwell, Secretary